      As filed with the Securities and Exchange Commission on May 25, 2000

                                                   Registration No. 333-________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                PLC SYSTEMS INC.
             (Exact Name of Registrant as Specified in Its Charter)


YUKON TERRITORY, CANADA                                      04-3153858
(State or Other Jurisdiction of                           (I.R.S. Employer
Incorporation or Organization)                         Identification Number)

10 FORGE PARK, FRANKLIN, MA                                    02038
(Address of Principal Executive Offices)                     (Zip Code)


                           2000 EQUITY INCENTIVE PLAN
                        2000 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                                JAMES G. THOMASCH
                                PLC SYSTEMS INC.
                                  10 FORGE PARK
                          FRANKLIN, MASSACHUSETTS 02038
                     (Name and Address of Agent for Service)

                                 (508) 541-8800
          (Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

----------------------------- ----------------- ---------------------- --------------------- -----------------------
                                                  Proposed Maximum       Proposed Maximum
 Title of Securities to be      Amount to be     Offering Price Per     Aggregate Offering         Amount of
         Registered              Registered             Share                 Price             Registration Fee
----------------------------- ----------------- ---------------------- --------------------- -----------------------
Common Stock, no par              900,000              $1.6875           $1,518,750.00(2)           $400.95
value                             shares (1)
----------------------------- ----------------- ---------------------- --------------------- -----------------------

(1) The number of shares of common stock, no par value per share ("Common Stock"), consists of the aggregate number of shares which may be sold in connection with the Registrant's 2000 Equity Incentive Plan and the 2000 Employee Stock Purchase Plan.

(2) Estimated solely for the purpose of calculating the registration fee, and based on the average of the high and low prices of the Common Stock as reported by the American Stock Exchange on May 22, 2000 in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the "Securities Act").

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information required by Part I is included in documents sent or given to participants in the Registrant's 2000 Equity Incentive Plan and the 2000 Employee Stock Purchase Plan pursuant to Rule 428(b)(1) of the Securities Act.

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

               (1)  The Registrant's latest annual report filed pursuant to
                    Section 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

               (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.

               (3) The description of the Common Stock of the Registrant, contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  DESCRIPTION OF SECURITIES

         Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         The legality of the Common Stock being offered hereby will be passed upon for the Registrant by Anton Campion Macdonald and Oyler.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Yukon Business Corporation Act (the "Business Corporations Act"),
Section 126, enables a corporation to indemnify a director or officer or a former director or officer of the Registrant, or a director or officer or a former director or officer of a corporation of which it is or was a shareholder or creditor, and his heirs and personal representatives, against all costs, charges and expenses, including an amount paid to settle an action or to satisfy a judgment, including an amount paid to settle an action or satisfy a judgment reasonably incurred by him, in any civil, criminal or administrative action, or proceeding to which he is made a party by reason of being or having been a director or officer if:

          a. he acted honestly and in good faith with a view to the best interest of the corporation; and

          b. in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

The Business Corporations Act also enables a corporation, with the approval of the Supreme Court of the Yukon Territory, to indemnify such a director or officer in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favor, to which he is made a party by reason of having been a director or officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by him in connection with the action if he fulfils the conditions set forth in subparagraphs (a) and (b) above.

         The Business Corporations Act also provides that a company may purchase and maintain insurance for the benefit of a director or officer or a former director or officer of the Company, or a director or officer or a former director or officer of a corporation of which it is or was a shareholder or creditor, and his heirs and personal representatives, against liability incurred by him as:

          a. in his capacity as a director or officer of the corporation, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the corporation, or

          b. in his capacity as a director or officer of another body corporate if he acts or acted in that capacity at the corporation's request; except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the body corporate.

         The Registrant's By-Laws provide that no director of the Registrant shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Registrant through the insufficiency or deficiency of title to any property acquired for or on behalf of the Registrant, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Registrant shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortuous acts of any person with whom any of the moneys, securities or effects of the Registrant are deposited, or for any loss occasioned by any error of judgement or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto, unless the same are occasioned by his own willful neglect or default or from any breach of his duty to act in accordance with the Business Corporations Act and the regulations thereunder.

         The Registrant's By-Laws provide that subject to the limitations contained in the Business Corporations Act, and to the extent he is otherwise fairly and reasonably entitled thereto, the Registrant shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Registrant's request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of the Registrant or any such body corporate) and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Registrant or such body corporate, if:

          (i) he acted honestly and in good faith with a view to the best interests of the Registrant; and

          (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

         The Registrant's By-Laws also provide that subject to the limitations contained in the Business Corporations Act, the Registrant may purchase and maintain insurance for the benefit of its directors and officers as the board may from time to time determine.

         Furthermore, the Registrant's By-Laws provide that directors may rely upon the accuracy of any statement of fact represented by an officer of the Registrant to be correct or upon statements in a written report of the auditor of the Registrant and shall not be responsible or held liable for any loss or damage resulting from the paying of any dividends or otherwise acting in good faith upon any such statement.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

Item 8.  EXHIBITS

         The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9.  UNDERTAKINGS

     1.   The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post- effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering rage may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          PROVIDED, HOWEVER that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
     Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Franklin, Massachusetts on May 24, 2000.

                                     PLC SYSTEMS INC.

                                     By:   /s/ Mark R. Tauscher
                                           --------------------------------
                                           Mark R. Tauscher
                                           President and Chief Executive Officer

                        POWER OF ATTORNEY AND SIGNATURES

         We, the undersigned officers and directors of PLC Systems Inc. hereby severally constitute and appoint Mark R. Tauscher and James G. Thomasch, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable PLC Systems Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


             SIGNATURE                                TITLE                               DATE
             ---------                                -----                               ----

/s/ Mark R. Tauscher                 President, Chief Executive Officer and           May 24, 2000
---------------------------          Director (Principal Executive Officer)
Mark R. Tauscher

/s/ Edward H. Pendergast             Chairman of the Board of Directors               May 24, 2000
---------------------------
Edward H. Pendergast

/s/ James G. Thomasch                Chief Financial Officer and Treasurer            May 24, 2000
---------------------------          (Principal Financial Officer and
James G. Thomasch                    Principal Accounting Officer)

/s/ Kevin J. Dunn                    Director                                         May 24, 2000
---------------------------
Kevin J. Dunn

/s/ Benjamin Holmes                  Director                                         May 24, 2000
---------------------------
Benjamin Holmes

                                     Director
---------------------------
Alan H. Magazine

/s/ H.B. Brent Norton, M.D.          Director                                         May 24, 2000
---------------------------
H.B. Brent Norton, M.D.

/s/ Kenneth J. Pulkonik              Director                                         May 24, 2000
---------------------------
Kenneth J. Pulkonik


/s/ Robert I. Rudko, PH.D.           Chief Scientist and Director                     May 24, 2000
---------------------------
Robert I. Rudko, Ph.D.

                                     Director
---------------------------
Roberts A. Smith, Ph.D.

                                  EXHIBIT INDEX


Exhibit
Number                                  Description
------                                  -----------

 4.1 (1)      Certificate of Incorporation of the Registrant.
 4.2 (2)      Articles of Continuance of the Registrant.
 4.3 (2)      By-Laws of the Registrant.
 4.4 (1)      Specimen Certificate for Common Stock of the Registrant.
 5.1          Opinion of Anton Campion Macdonald and Oyler.
23.1          Consent of Anton Campion Macdonald and Oyler (included in Exhibit 5.1).
23.2          Consent of Ernst & Young LLP.
24.1          Power of Attorney (included in the signature pages of this Registration
              Statement).


(1) Incorporated by reference to the exhibits to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-48340).

(2) Incorporated by reference to the exhibits to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1999.